Exhibit 23(d)



                INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of New Orleans Public Service Inc. on Form S-3 of our reports dated February 11, 1994 appearing in the Annual Report on Form 10-K of New Orleans Public Service Inc. for the year ended Decemer 31, 1994, and to the references to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP


New Orleans, Louisiana
January 17, 1996